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                                                                     Exhibit 4.6


                            THIRD AMENDMENT AGREEMENT

         This Third Amendment Agreement (this "Amendment") is made as of the 15th day of March, 2000, among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), the banking institutions listed on SCHEDULE 1 to the Credit Agreement, as hereinafter defined ("Banks"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Administrative Agent"), and THE HUNTINGTON NATIONAL BANK, as co-agent for the Banks ("Co-Agent" and, together with Administrative Agent, "Agents").

         WHEREAS, Borrower, Agents and the Banks are parties to a certain Amended and Restated Credit Agreement dated as of November 2, 1998, as amended and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans aggregating One Hundred Seventy-Five Million Dollars ($175,000,000), all upon certain terms and conditions (the "Credit Agreement");

         WHEREAS, Borrower, Agents and the Banks desire to amend the Credit Agreement to modify certain other provisions thereof; and

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other valuable considerations, Borrower, Agents and the Banks agree as follows:

         1. Section 5.7 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

                  (c) LEVERAGE RATIO. Borrower shall not suffer or permit at any time the Leverage Ratio to exceed:

                           (i) 5.00 to 1.00 for the period from the Closing Date
                  through December 30, 1999 at any time that the Leverage Ratio Condition exists during such period;

                           (ii) on December 31, 1999 through March 30, 2000,
                  5.00 to 1.00 or, in the event that the Tranche D Leverage Ratio Condition exists, 4.50 to 1.00;

                           (iii) on March 31, 2000 through June 29, 2000, 5.00
                  to 1.00;

                           (iv) on June 30, 2000 through September 29, 2000,
                  5.00 to 1.00 or, in the event that the Tranche D Leverage Ratio Condition exists, 4.75 to 1.00; provided, however, that, if, on June 30, 2000, the Tranche D Leverage Ratio Condition exists and the Leverage Ratio is greater than 4.75 to 1.00 but less than 5.00 to 1.00, then an Event of Default shall not be deemed to have occurred under this Agreement by virtue of the breach of this subpart (iv) of this Section 5.7(c) so long as the ratio for Borrower of (A) Total Funded Indebtedness (outstanding on July 31, 2000) to (B)

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                  Consolidated Pro-Forma EBITDA (based upon the financial
                  statements of Borrower for the fiscal quarter ended June 30, 2000 and the three (3) previous fiscal quarters) is less than
                  4.75 to 1.00 on July 31, 2000; and

                           (v) on September 30, 2000 and thereafter, 5.00 to
                  1.00 or, in the event that the Tranche D Leverage Ratio Conditions exists, 4.00 to 1.00.

         2. The Credit Agreement is hereby amended to delete Section 7.9 therefrom in its entirety and to insert in place thereof the following:

                  SECTION 7.9. DESIGNATED SENIOR INDEBTEDNESS . If any Company shall incur or permit to exist any Designated Senior Indebtedness (as defined in the Indenture) other than the Debt.

         3. Borrower, Agents and the Banks agree that, notwithstanding any provision of the Credit Agreement to the contrary, no Subsidiary shall (a) become a Guarantor with respect to any of the Indebtedness incurred in connection with the Senior Subordinated Notes, (b) merge with Borrower, or (c) sell, lease, transfer or otherwise dispose of all or a substantial part of its assets to Borrower.

         4. Borrower, Agents and the Banks agree that, notwithstanding any provision of the Credit Agreement to the contrary, if the Tranche D Leverage Ratio Condition exists (or immediately after consummating any Acquisition would exist), no Acquisition otherwise permitted pursuant to Section 5.13 of the Credit Agreement, shall occur during the period from the date of this Amendment through September 30, 2000 (the "Restricted Period") unless the Leverage Ratio, both before and after consummating such Acquisition, is less than or equal to
(a) 4.50 to 1.00 for the period from the date of this Amendment through June 29, 2000, and (b) 4.00 to 1.00 thereafter. In the event that, without the prior written consent of Agents and the Banks, an Acquisition shall occur during the Restricted Period in violation of the preceding sentence, such Acquisition shall constitute an Event of Default under the Credit Agreement.

         5. Concurrently with the execution of this Amendment, Borrower shall:

         (a) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment;

         (b) pay an amendment fee to (i) Administrative Agent, for its own account, in the amount of Twenty-Five Thousand Dollars ($25,000) and (ii) Co-Agent, for its own account, in the amount of Ten Thousand Dollars ($10,000); and

         (c) pay all legal fees and expenses of Administrative Agent in connection with this Amendment.




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         5. Borrower hereby represents and warrants to Agents and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing, and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         6. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing as defined in the Credit Agreement.

         7. Borrower and each Guarantor of Payment, by signing below, hereby waives and releases Administrative Agent, Co-Agent and each of the Banks and the respective directors, officers, employees, attorneys, affiliates and subsidiaries of each of the foregoing from any and all claims, offsets, defenses and counterclaims of which Borrower or such Guarantor of Payment is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         8. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         9. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]




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         10. JURY TRIAL WAIVER. BORROWER, AGENTS AND EACH OF THE BANKS WAIVE ANY
RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY
NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT
IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENTS' OR ANY BANK'S ABILITY
TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF.

                                           PARK-OHIO INDUSTRIES, INC.

                                               /s/ James S. Walker
                                           By: _________________________________
                                               James S. Walker, Vice President


                                           and /s/ Ronald J. Cozean
                                               _________________________________
                                               Ronald J. Cozean, Secretary


                                           KEYBANK NATIONAL ASSOCIATION,
                                           as a Bank and as Administrative Agent

                                               /s/ Kenneth M. Merhar
                                           By: _________________________________
                                               Kenneth M. Merhar, Vice President

                                           THE HUNTINGTON NATIONAL BANK,
                                            as a Bank and as Co-Agent

                                               /s/ Timothy M. Ward
                                           By: _________________________________
                                               Timothy M. Ward, Vice President




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                            GUARANTOR ACKNOWLEDGMENT
                            ------------------------

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Third Amendment Agreement. Each of the undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

                                      ADVANCE VEHICLES, INC.
                                      BLUE FALCON FORGE, INC.
                                      CASTLE RUBBER COMPANY
                                      CICERO FLEXIBLE PRODUCTS, INC.
                                      COLUMBIA NUT & BOLT CORP.
                                      GIS INDUSTRIES, INC. (formerly known as
                                        Charken Company, Inc.)
                                      GENERAL ALUMINUM
                                           MANUFACTURING COMPANY II
                                      GENERAL ALUMINUM MFG. COMPANY
                                      GENEVA RUBBER COMPANY
                                      INDUSTRIAL FASTENERS CORPORATION
                                      INTEGRATED LOGISTICS SOLUTIONS, INC.
                                      INTEGRATED LOGISTICS SOLUTIONS LLC
                                       (successor by merger to Arden
                                       Industrial Products, Inc.)
                                      INTEGRATED LOGISTICS HOLDING COMPANY
                                      KAY HOME PRODUCTS, INC.
                                      PARK-OHIO STRUCTURAL HARDWARE LLC
                                      PHARMACEUTICAL LOGISTICS, INC.
                                      PHARMACY WHOLESALE LOGISTICS, INC.
                                      RB&W MANUFACTURING LLC (successor
                                        by merger to RB&W Corporation)
                                      THE AJAX MANUFACTURING
                                        COMPANY
                                      THE METALLOY CORPORATION
                                      TOCCO, INC.

                                          /s/ James S. Walker
                                      By: ____________________________________
                                          James S. Walker, Vice President
                                          of each of the foregoing Companies


                                          /s/ Ronald J. Cozean
                                      By: ____________________________________
                                          Ronald J. Cozean, Secretary
                                          of each of the foregoing Companies



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